                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             Boston Edison Company
                (Name of Registrant as Specified In Its Charter)

                             Boston Edison Company
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                              BOSTON EDISON COMPANY
                800 Boylston Street, Boston, Massachusetts 02199



                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD ON MAY 8, 1996








To the Holders of Common Stock:

     The Annual Meeting of Stockholders of Boston Edison Company (the "Company") will be held at the Sheraton Boston Hotel & Towers, Republic Ballroom, Prudential Center, Boston, Massachusetts, on Wednesday, May 8, 1996 at 11:00 a.m., for the following purposes:

     1. To elect four Class II directors to serve until the 1999 Annual Meeting.

     2. To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

     Further information as to the matters to be considered and acted on at the Annual Meeting will be found in the Proxy Statement enclosed herewith.

     The close of business on March 11, 1996 has been fixed as the record date for the determination of holders of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE IS TAKEN BY DELIVERING TO THE CLERK OF THE COMPANY A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE OR BY ORAL REVOCATION IN PERSON TO THE CLERK OF THE COMPANY AT THE ANNUAL MEETING.



                                      By Order of the Board of Directors,



                                      Theodora S. Convisser
                                             Clerk



Boston, Massachusetts
March 28, 1996

                              BOSTON EDISON COMPANY
                800 Boylston Street, Boston, Massachusetts 02199
                                 (617) 424-2000

                                 PROXY STATEMENT

     This Proxy Statement, the accompanying proxy and Annual Report to stockholders for the year 1995 containing financial statements are being mailed to stockholders beginning March 28, 1996. They are furnished in connection with the solicitation of proxies by the Board of Directors of Boston Edison Company to be voted at the Annual Meeting of Stockholders of the Company to be held on May 8, 1996 for the purposes set forth in the foregoing Notice.

     The accompanying proxy, if properly executed and delivered by a stockholder entitled to vote, will be voted at the Annual Meeting as specified in the proxy, but may be revoked at any time before the vote is taken by the signer delivering to the Clerk of the Company a written revocation or a proxy bearing a later date or by oral revocation in person to the Clerk of the Company at the Annual Meeting. If choices are not specified on the accompanying proxy, the shares will be voted FOR the election of all of the nominees for director specified below.

     All the costs of preparing, assembling and mailing the material enclosed and any additional material which may be sent in connection with the solicitation of the enclosed proxies will be paid by the Company, and no part thereof will be paid directly or indirectly by any other person. Some employees may devote a part of their time to the solicitation of proxies or for attendance at the meeting but no additional compensation will be paid them for the time so employed and the cost of such additional solicitation will be nominal. The Company will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its Common Stock.

     On March 11, 1996, there were issued and outstanding 48,106,439 shares ($1 par value per share) of Common Stock of the Company. Only common stockholders of record at the close of business on that date shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, and those entitled to vote will have one vote for each share held. To the knowledge of management, no person owns beneficially more than 5 percent of the outstanding voting securities of the Company.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of directors at 12 members. The Company's Restated Articles of Organization provide for the classification of the Board of Directors into three classes serving staggered three-year terms. The four persons named below have been nominated by the Board of Directors for election as Class II directors for a term expiring at the 1999 Annual Meeting and until their successors are duly chosen and qualified. The remaining directors will continue to serve as set forth below, with the four Class III directors having terms expiring in 1997 and the three Class I directors having terms expiring in 1998. If any of the nominees shall by reason of death, disability or resignation be unavailable as a candidate at the Annual Meeting, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Board of Directors, or in the absence of such designation, in such other manner as the directors may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees named herein who are then able to serve.

     The Board of Directors has adopted the following director retirement policy. Directors who are employees of the Company, with the exception of the chief executive officer, retire from the Board when they retire from employment with the Company. Directors who are not employees of the Company or who have served as chief executive officer retire from the Board at the annual meeting of stockholders following their seventieth birthday. George W. Davis, the Company's President and Chief Operating Officer, who served on the Company's Board of Directors since 1992, retired pursuant to the policy on October 1, 1995, and Kenneth I. Guscott, who has served on the Company's Board of Directors since 1973, will retire pursuant to the policy on May 8, 1996. Bernard W. Reznicek, the Company's former Chairman and Chief Executive Officer, who has served on the Company's Board of Directors since 1987, resigned from the Board effective March 1, 1996, and the Company is searching for a replacement to fill his vacancy.

     The Board of Directors, which held eight regular meetings and one special meeting during 1995, has an Executive Committee, an Audit, Finance and Risk Management Committee, an Executive Personnel Committee, a Nuclear Oversight Committee, a Capital Investment Committee and a Pricing Committee. During 1995 the Executive Committee, which is authorized to exercise in the intervals between Board meetings those powers of the Board which can be delegated and to act as a nominating committee, met four times. The Audit, Finance and Risk Management Committee, the responsibilities of which include recommendations as to the selection of independent auditors, review of the scope of the independent audit, annual financial statements, internal audit reports, and financial and accounting controls and procedures, and review of the Company's financial requirements, insurance coverages, and legal compliance programs, met three times. The Executive Personnel Committee, which is responsible for reviewing officer and director compensation arrangements, executive officer personnel planning and performance, certain benefit programs, and the Company's human resources policies, met three times. The Nuclear Oversight Committee, which oversees the Company's nuclear operations, met three times. The Capital Investment Committee, which provides external oversight of the Company's plans for capital improvements and reviews investments in related businesses, met three times. The Pricing Committee, which is authorized to approve the terms of the Company's debt and equity offerings, met three times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

     The names of the nominees as Class II directors and the incumbent Class I and Class III directors and certain information concerning them are shown in the following table:

                                NOMINEES AS CLASS II DIRECTORS - TERMS EXPIRING 1999

                                                           PRINCIPAL OCCUPATION (1)
          NOMINEE                                              AND DIRECTORSHIPS
          -------                                          ------------------------
William F. Connell                         Chairman and Chief Executive Officer, Connell Limited Partnership
  Age: 57                                       (Metals Recycling and Processing and Industrial Production)
  Director since: 1987                     Directorships:  Connell Industries, Inc.,  Teksid Aluminum
  Member:  Executive                            Foundry, Inc., Arthur D. Little, Inc., Harcourt General, Inc.,
     and Executive                              Bank of Boston Corporation, The First National Bank of Boston,
     Personnel Committees                       North American Mortgage Company

Charles K. Gifford                         Chairman, President and Chief Executive Officer (since 1995), formerly
  Age: 53                                       President (1989 -1995), Bank of Boston Corporation
  Director since: 1990                          (Bank Holding Company) and The First National Bank of Boston
  Member:  Audit, Finance                       Directorships:  Bank of Boston Corporation, The First National
      and Risk Management,                      Bank of Boston, Massachusetts Mutual Life Insurance Company
      Executive Personnel
     and Pricing Committees

Thomas J. May                              Chairman, President and Chief Executive Officer (since 1995),
  Age: 48                                       formerly Chairman and Chief Executive Officer (1994-1995),
  Director since:  1991                         President and Chief Operating Officer (1993-1994), and Executive Vice
  Member:  Executive and                        President (1990-1993), Boston Edison Company
     Pricing Committees                    Directorships:  Bank of Boston Corporation, The First National Bank
                                                of Boston, New England Mutual Life Insurance Company

Sherry H. Penney                           Chancellor  (1988-1995 and 1996 to present),  President (interim)
  Age: 58                                       (1995), University  of Massachusetts at Boston
  Director since: 1990                     Directorships:  Various educational, civic and cultural organizations
  Member:  Audit, Finance
     and Risk Management
     and Executive Personnel Committees


(1) Except as otherwise noted, each nominee and incumbent director has held the position indicated for the last five years.


                                INCUMBENT CLASS III DIRECTORS - TERMS EXPIRING 1997

                                                           PRINCIPAL OCCUPATION (1)
         DIRECTOR                                              AND DIRECTORSHIPS
         --------                                          ------------------------
Gary L. Countryman                         Chairman of the Board (since 1991) and Chief  Executive Officer,
  Age: 56                                       formerly President (1986-1992), Liberty Mutual Insurance Company,
  Director since: 1986                          and Chairman and Chief Executive Officer, Liberty Life
  Member: Executive                             Assurance Company of Boston
     Personnel and                         Directorships:  Liberty Mutual Insurance Company, Liberty Mutual
     Capital Investment                         Fire Insurance Company, Liberty Life Assurance Company of
     Committees                                 Boston, Bank of Boston Corporation, The First National
                                                Bank of Boston, The Neiman-Marcus Group, Inc.

Thomas G. Dignan, Jr. (2)                  Partner, Ropes & Gray (Law Firm)
  Age: 55                                  Directorships:  Various educational, cultural and civic organizations
  Director since: 1983
  Member: Executive,
     Nuclear Oversight and
     Capital Investment Committees

Herbert Roth, Jr.                          Former Chairman of the Board (1978-1985) and Chief Executive
  Age: 67                                       Officer (1968-1985), LFECorporation (Traffic and Industrial
  Director since: 1978                          Process Control Systems)
  Member: Capital                          Directorships/Trusteeships:  Landauer, Inc., Tech/Ops Sevcon, Inc.,
     Investment and                             Phoenix Home Life Mutual Insurance Company, Phoenix Series
     Nuclear Oversight                          Fund, Phoenix Total Return Fund, Inc., Phoenix Multi-Portfolio
     Committees                                 Fund, The Big Edge Series Fund, Mark IV Industries

Stephen J. Sweeney                         Former Chairman of the Board (1986-1992) and Chief Executive
  Age: 67                                       Officer (1984-1990), Boston Edison Company
  Director since: 1983                     Directorships:  Selecterm, Inc., Liberty Mutual Insurance
  Member: Capital                               Company, Liberty Mutual Fire Insurance Company, Liberty Life
     Investment and                             Assurance Company of Boston, Uno Restaurant Corporation
     Nuclear Oversight
     Committees


(1) Except as otherwise noted, each nominee and incumbent director has held the position indicated for the last five years.

(2) During 1995, the Company paid legal fees to the firm of Ropes & Gray.

                                 INCUMBENT CLASS I DIRECTORS - TERMS EXPIRING 1998

                                                           PRINCIPAL OCCUPATION (1)
         DIRECTOR                                              AND DIRECTORSHIPS
         --------                                          ------------------------
Nelson S. Gifford                          Principal, Fleetwing Capital (Venture Investments) (1992 to present);
      Age:  65                                  formerly Vice Chairman (1990-1991), Avery Dennison Corporation
  Director since:  1981                         (Pressure-Sensitive Adhesives and Materials, Office Products,
  Member:  Audit, Finance                       Product Identification and Control Systems, and Specialty Chemicals);
     and Risk Management                        Chairman (1986-1990) and Chief Executive Officer (1986-1990),
     and Capital                                Dennison Manufacturing Company (Stationery Products,
     Investment Committees                      Systems and Packaging)
                                           Directorships:  John Hancock Mutual Life Insurance Company,
                                                Reed and Barton, J. M. Huber Corp., Nypro Inc., Partners Fund

Matina S. Horner                           Executive Vice President, Teachers Insurance and
  Age: 56                                       Annuity Association/College Retirement Equities Fund;
  Director since: 1988                          formerly President (1972-1989), Radcliffe College
  Member: Audit, Finance                   Directorships: The Neiman-Marcus Group, Inc.
     and Risk Management,
     Executive and Pricing
     Committees

Paul E. Tsongas                            Partner  (1985-1989 and 1991 to present), formerly Of Counsel
  Age: 55                                       (1989-1991), Foley, Hoag &Eliot (Law Firm); former Chairman,
  Director since: 1985                          Commonwealth of Massachusetts Board of Regents of Higher
  Member:  Audit, Finance                       Education (1989-1991); former United States Senator from
     and Risk Management,                       Massachusetts (1979-1985)
     Executive Personnel                   Directorships:  Wang Laboratories, Shawmut Bank, N.A.,
     and Pricing Committees                     M/A-COM,  Inc., Thermo Fibertek, Inc., Thermo Power, Inc.,
                                                NORESCO


(1) Except as otherwise noted, each nominee and incumbent director has held the position indicated for the last five years.


STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of the Company's Common
Stock, $1.00 par value, beneficially owned as of January 31, 1996 by each director and nominee, each of the executive officers named in the Compensation
Tables, and the directors and executive officers of the Company as a group. None of the individual or collective holdings listed below exceeds 1% of the Company's outstanding Common Stock. Except as indicated below, all of the shares listed are held by the persons named with both sole voting power and sole investment power. No member of the group is the beneficial owner of the Company's preferred stock.

                                                                       NUMBER OF
                                                                     COMMON SHARES
      NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED
      ------------------------                                    ------------------
      E. Thomas Boulette                                             2,194 (1) (2)
      William F. Connell                                             1,585
      Gary L. Countryman                                             1,385
      George W.Davis                                                 2,716 (2)
      Thomas G. Dignan, Jr.                                          1,768
      Charles K. Gifford                                             1,390
      Nelson S. Gifford                                              2,103
      Kenneth I. Guscott                                             1,362
      L. Carl Gustin                                                 4,032 (2)
      John J. Higgins                                                4,237 (1) (2)
      Matina S. Horner                                               1,385
      Ronald A. Ledgett                                              3,735 (1) (2)
      Thomas J. May                                                 13,053 (1) (2)
      Sherry H. Penney                                               1,435
      Herbert Roth, Jr.                                              5,800
      Stephen J. Sweeney                                             4,885 (3)
      Paul E. Tsongas                                                1,654
                                                                    ------
      All directors and  executive officers as a  group,
      including those named above (23 persons)                      67,052 (1) (2)

 (1) The following shares are held in the Company's Deferred Compensation Trust due to deferrals by the following participants in the Company's Deferred Compensation Plan: Dr. Boulette, 828 shares; Mr. Higgins, 2,512 shares; Mr. Ledgett, 2,006 shares; Mr. May, 6,622 shares; all executive officers as a group, 14,423 shares. Participants in the Plan may instruct the trustee to vote shares of Company common stock held in the trust in accordance with their allocable share of such deferrals, but have no dispositive power with respect to shares held in the trust.

 (2) These totals include the following number of shares held in the Company's 401(k) Plan: Dr. Boulette, 1,147 shares; Mr. Davis, 1,247 shares;
     Mr. Gustin, 2,818 shares; Mr. Higgins, 1,725 shares; Mr. Ledgett, 1,729 shares; Mr. May, 5,259 shares; all executive officers as a group, 21,790 shares.

 (3) 3,629 of Mr. Sweeney's 4,885 shares are held in a charitable annuity remainder trust, of which he, as a co-trustee of the trust, shares dispositive and voting power with respect to the shares.


                       DIRECTOR AND EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives an annual Board retainer of $10,000 and 200 shares of the Company's Common Stock pursuant to the Company's 1991 Director Stock Plan. Each such director who is a member of the Executive Committee receives an additional annual Committee retainer of $4,000. With the exception of the Pricing Committee, the members of which receive no retainer, each of the chairmen of the other Board committees who is not an employee of the Company receives an annual Committee retainer of $4,000 and the other non-employee members of those committees receive an annual Committee retainer of $2,750. Each director who is not an employee of the Company receives $1,000 for attendance in person at each meeting of the Board or a committee and $500 for participating in such a meeting by telephone. Directors may elect to defer part or all of their directors' fees pursuant to the Company's Deferred Fee Plan. Each director who is not otherwise eligible for any Company pension or retirement benefit is entitled to an annual amount, equal to the cash component of the annual Board retainer plus twice the retainer received by a member of a committee other than the Executive Committee, for a period of years equal to his or her service on the Board of Directors, such payments to commence upon the director's date of death in office, resignation or retirement. Should a director die prior to full receipt of the benefit, his or her survivors continue to receive the payments to which the director would have been entitled up to a maximum of ten years from the commencement of the benefit.



                   REPORT OF THE EXECUTIVE PERSONNEL COMMITTEE

     Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its executive officers, including the Company's Chief Executive Officer and four other most highly compensated executive officers (the "named executive officers"). The disclosure requirements for the named executive officers include the use of tables summarizing total compensation and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals for the prior year. In fulfillment of this requirement, the Executive Personnel Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

THE EXECUTIVE PERSONNEL COMMITTEE

     The Company's executive compensation program is administered by the Executive Personnel Committee, a committee of the Board of Directors composed of the five non-employee directors listed as signatories to this report. Except as discussed below, none of these non-employee directors has any interlocking or other relationship with the Company that would require disclosure by the Securities and Exchange Commission. All decisions of the Executive Personnel Committee regarding the compensation of the named executive officers are subject to the approval of the non-employee directors of the Company, none of whom are eligible to participate in the incentive plans described below.

COMPENSATION PHILOSOPHY

     The executive compensation philosophy of the Company is to provide competitive levels of compensation that advance the Company's annual and long-term performance objectives, reward corporate performance, and assist the Company in attracting, retaining and motivating highly qualified executives. The framework for the Committee's executive compensation program is to establish base salaries which are competitive with all electric utilities, and to incent excellent performance by providing executives with the opportunity to earn additional remuneration under the annual and long-term incentive plans. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of Company operations and to create value for stockholders.

COMPONENTS OF COMPENSATION

     Compensation paid to the named executive officers, as reflected in the following tables, consists of three primary elements: base salary, amounts paid under the Company's Executive Annual Incentive Compensation Plan, and shares of the Company's Common Stock awarded under the Company's Performance Share Plan. The Company compares its compensation levels against all other electric utility companies. The Company's strategy is to establish base salaries and potential total compensation (base salary, annual and long-term incentives) at the 60th percentile when compared to all electric utilities.

     During 1995, the Committee thoroughly reviewed data collected by nationally recognized compensation experts as well as by the Company's Human Resources Group to determine whether the Company was meeting its compensation strategy. The review evaluated base salary and annual and long-term incentives for nearly all electric utility companies. The data demonstrated that the Company was in conformance with its compensation strategy, except as it relates to the long-term plan, to the satisfaction of the Committee. Recommendations to modify the long-term plan were reviewed and approved by the Committee, and are discussed below in the section describing long-term compensation.

     Executive officer compensation in 1995 was not impacted by Section 162(m) of the Internal Revenue Code because compensation levels were below the $1 million threshold established by the statute. The Committee intends to consider the impact of Section 162(m) when establishing compensation levels in the future to the extent it may become applicable. The Company does not expect Section 162(m) to result in the loss of any deductions in 1996.

ANNUAL INCENTIVE

     The Company's annual incentive payments, reported in the fourth column of the Summary Compensation Table below, are based on both corporate and unit performance objectives which are derived from the corporate operating plan. Corporate performance objectives include a comparison of target to actual earnings per share from operations and achievement of unit performance objectives. The earnings per share objective reflects certain market, financial, and operating goals to be achieved and is approved by the Committee. Unit performance objectives include predetermined levels for operating and capital budgets and staffing and key operating goals and are approved by the Committee. The annual incentive plan award for Mr. May is based solely on the Company's achieving the earnings per share objective. In 1995, earnings per share were $2.52 prior to a restructuring charge, and the Company was able to reduce its regulatory assets by $10 million, which exceeded the plan targets. The annual incentive plan awards for Messrs. Ledgett, Boulette, Gustin and Higgins were based 60% on earnings per share and 40% on unit performance objectives to achieve certain business unit budget and operating plan targets. All four officers exceeded the specified unit performance levels.

LONG-TERM COMPENSATION

     The purpose of the Performance Share Plan is to enhance corporate focus on the Company's business direction beyond the annual operating plan and to promote achievement of long-term objectives which create value for both the stockholder and the customer. Prior to 1995, the potential award receivable under the Performance Share Plan at the end of a three-year cycle was conditioned upon meeting two performance criteria, a stockholder measure and a customer measure. The stockholder criterion measures relative total return to the stockholder, which is defined as total dividends paid plus stock appreciation throughout the three-year performance period based on a comparison of the Company's common stock performance to that of the Goldman Sachs Electric Utility Database, a group of approximately 81 companies. To reach the target award, Boston Edison must be within the top 30% of the industry as measured by the Goldman Sachs database. The customer measure requires Boston Edison to be within the top 35% of a peer group of 13 urban utilities (selected because they possess operations and customer characteristics similar to those of Boston Edison) in terms of having the lowest increase in residential customer price per kWh through the three-year period to reach target. The performance measures are weighted in favor of the stockholder measure (75%) when determining the final award. All awards under the Performance Share Plan are paid in shares of the Company's Common Stock.

     During 1995, at the request of the Committee, the Company and outside executive compensation consultants reviewed the design of the Performance Share Plan to determine whether it was meeting the compensation strategy. A study of total shareholder return for the entire electric utility industry over a ten-year period showed that the design of the Plan would no longer support the Company's long-term objectives, but would prevent the attainment of the overall compensation strategy. The study further supported the conclusion that total shareholder return is the best financial indicator of Company performance in the electric utility industry, especially as the industry transitions to a more competitive market.

     The Committee reviewed and accepted a recommendation to make total shareholder return the sole performance measure of the Plan and adopted a modified implementation schedule beginning with the 1995-1997 cycle. To reach the threshold award, Boston Edison must be within the top 50% of the industry as measured by the Goldman Sachs Database; for the target award, the Company must be in the top 40%; and for the maximum award, the Company must be in the top 10%. The Committee recommended implementing the new formula by blending the pre-1995 and 1995 Plan formulas, with awards for the 1993-1995 cycle to be calculated by weighting the pre-1995 formula by 66.7% and the 1995 formula by 33.3% and for the 1994-1996 cycle by weighting the pre-1995 formula by 33.3% and the 1995 formula by 66.7%.

     Based on the above recommendation, awards for the Performance Share Plan for the performance period ending in 1995 were determined using two formulas. The pre-1995 Plan required threshold performance for the shareholder measure to be at the 60th percentile level of the Goldman Sachs Database, and for the customer measure to rank seventh in the peer group. The Company achieved the 54th percentile for the shareholder measure, but ranked 8th for the customer measure, which resulted in no credit towards the final target award on the customer portion. The 1995 Plan requires threshold performance for the shareholder measure to be at the 50th percentile of the Goldman Sachs Database. With a 54 percentile shareholder measure achievement and the application of the 33.3% weighting, the total payment for the 1993-1995 Performance Share Plan was 24% of the total target award.


OTHER PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria. Such plans include retirement, life, and health insurance plans, as well as a 401(k) savings plan which includes a Company matching contribution equal to the first six percent of pay contributed by the employee up to a maximum deductible 401(k) contribution allowed by the Internal Revenue Code. In addition, the Company has a deferred compensation plan in which officers and senior managers may elect to participate, and a Key Executive Benefit Plan which pays participants supplementary retirement income for 15 years equal to 33% of final annual salary.


MR. MAY'S 1995 COMPENSATION

     The Executive Personnel Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy and criteria as set forth above. As with other officers, the Company compares compensation levels for the Chief Executive Officer to all other electric utility companies.

     Each year the Company approves the adjustment of salary ranges for the Chief Executive Officer and other corporate officers based on studies conducted by external executive compensation consultants and the Company's Human Resources Group. The 1995 studies indicated Boston Edison's officer base pay to be less than the approved 60th percentile position to market. Mr. May received an 11% increase to his base salary in 1995. His salary will next be reviewed by the Committee in April 1996.

     Mr. May's annual incentive award, shown in the fourth column of the Summary Compensation Table below, was in conformance with the provisions of the Annual Incentive Plan as described above, and was based on the Company's surpassing its operating plan targets. Mr. May's long-term incentive award, shown in the eighth column of the Summary Compensation Table below, was in conformance with provisions of the Performance Share Plan and was based on the Company's achievement of the performance measures as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Charles K. Gifford, who is a member of the Company's Executive Personnel Committee, is Chairman, President and Chief Executive Officer of Bank of Boston Corporation and The First National Bank of Boston. Thomas J. May, the Company's Chairman, President and Chief Executive Officer, serves on the boards of directors of Bank of Boston Corporation and The First National Bank of Boston.



                          By the Executive Personnel Committee,

                               William F. Connell (Chairman)
                               Gary L. Countryman
                               Charles K. Gifford
                               Sherry H. Penney
                               Paul E. Tsongas

EXECUTIVE COMPENSATION  TABLES

     The following information is given regarding annual and long-term compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company with respect to the years 1993, 1994 and 1995. Pursuant to the Commission's regulations, information is also provided with respect to Mr.Davis, who retired from employment with the Company on October 1, 1995.


SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                           --------------------------------------------
                          ANNUAL COMPENSATION                                          AWARDS               PAYOUTS
-----------------------------------------------------------------------------------------------------------------------
         NAME                                                     OTHER                                                      ALL
          AND                                                    ANNUAL      RESTRICTED                                     OTHER
       PRINCIPAL                                                 COMPEN-        STOCK         OPTIONS/       LTIP          COMPEN-
       POSITION              YEAR     SALARY      BONUS         SATION(1)     AWARD(S)          SARS        PAYOUTS       SATION(2)
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. May                1995    $415,083    $292,500          --           --               --         $27,084        $ 9,000
Chairman, President and      1994     362,500     214,500          --           --               --          59,950         24,421
Chief Executive Officer      1993     297,250     139,405          --           --               --          78,000         22,244

George W.Davis               1995     303,671      97,500          --           --               --          24,836          9,000
Former President and         1994     310,000     143,000          --           --               --          52,140         18,136
Chief Operating Officer      1993     289,750     139,405          --           --               --          31,500         16,221

Ronald A. Ledgett            1995     181,133      75,000          --           --               --          11,210          9,000
Senior Vice President        1994     172,667      43,050          --           --               --          24,750         15,248
                             1993     163,416      51,810          --           --               --          14,325          9,598

E. Thomas Boulette           1995     178,375      63,938          --           --               --          10,899          9,000
Senior Vice President        1994     166,073      40,968          --           --               --          10,959          9,542
                             1993     156,864      50,375          --           --               --          --  --          9,469

L. Carl Gustin               1995     176,839      64,988          --           --               --          11,353          9,000
Senior Vice President        1994     170,675      42,794          --           --               --          25,075          9,559
                             1993     163,667      52,470          --           --               --          32,625          9,492

John J. Higgins              1995     163,522      60,094          --           --               --          10,389          9,000
Senior Vice President        1994     157,542      39,398          --           --               --          22,770         10,099
                             1993     150,313      48,015          --           --               --          29,400          9,968


 (1) None of the named  executive  officers  received  amounts of other annual  compensation  in 1993, 1994 or 1995 which would require disclosure pursuant to the Commission's rules.

 (2) Amounts in this column for 1995 represent the Company's matching contribution under its 401(k) plan.



LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table sets forth Performance Share awards potentially payable in 1998 based on performance during the three-year period from January 1, 1995 through December 31, 1997.

                                                                                ESTIMATED FUTURE PAYOUTS
                                                                        ---------------------------------------------
                               NUMBER OF        PERFORMANCE OR
                             SHARES, UNITS       OTHER PERIOD
                               OR OTHER          UNTIL MATURA-                   (1)          (1)               (1)
         NAME                 RIGHTS (1)        TION OR PAYOUT          THRESHOLD        TARGET          MAXIMUM
         ----                -------------      --------------          ---------        ------          -------
Thomas J. May                   8,125            1995 - 1997               4,063          8,125           16,250
Ronald A. Ledgett               2,200            1995 - 1997               1,100          2,200            4,400
E. Thomas Boulette              2,131            1995 - 1997               1,066          2,131            4,262
L. Carl Gustin                  2,166            1995 - 1997               1,083          2,166            4,332
John J. Higgins                 2,003            1995 - 1997               1,002          2,003            4,006

 (1) The first of these columns shows the number of shares to be awarded if target performance is achieved, and the last three columns if threshold, target and maximum performance, respectively, are achieved.  In addition to these amounts, dividends attributable to each share are credited throughout the performance period and deemed reinvested quarterly. The Performance Share Plan has a stockholder performance measure with the target performance level set at the 60th percentile of the Goldman Sachs Database at the end of the performance period.  At the end of the period, the achievement percentage is applied to the total number of shares - the amount as shown above plus shares added through dividend reinvestment - to determine the number of shares actually earned and distributed. See "Report of the Executive Personnel Committee - Long-Term
     Compensation".



PENSION PLAN TABLE

     The Company's pension plans generally provide, for employees who are not members of a collective bargaining unit, annual benefits upon retirement at age
65 (normal retirement) or thereafter, as shown on the following table, reduced by up to 50% of the employee's primary Social Security Benefit.


                AVERAGE                                                          ANNUAL PENSION (2)
           ANNUAL BASE PAY                       --------------------------------------------------------------------------
                USED FOR                         10 YEARS OF           20 YEARS OF          30 YEARS OF         40 YEARS OF
        COMPUTING PENSION (1)                      SERVICE               SERVICE              SERVICE             SERVICE
        ---------------------                    -----------           -----------          -----------         -----------
        $100,000.......                            $20,000              $ 40,000              $ 62,500            $ 67,500
         150,000.......                             30,000                60,000                93,750             101,250
         200,000.......(3)                          40,000                80,000               125,000             135,000
         250,000.......(3)                          50,000               100,000               156,250             168,750
         300,000.......(3)                          60,000               120,000               187,500             202,500
         350,000.......(3)                          70,000               140,000               218,750             236,250
         400,000.......(3)                          80,000               160,000               250,000             270,000
         450,000.......(3)                          90,000               180,000               281,250             303,750

(1) For purposes of determining benefits, average annual base pay is determined by averaging an employee's base pay for the thirty-six consecutive months of employment out of the employee's last ten years of employment which produces the highest average. Certain employees have made employee contributions to the pension plan and receive additional pension benefits based on those contributions.

(2) The benefits set forth in the above table assume that the employee elects a straight life annuity. Federal law limits the annual benefits payable from qualified pension plans. Payments in excess of applicable limitations are made outside the qualified pension plan pursuant to the Company's excess benefit plan.

 (3) For 1995, compensation taken into account under the qualified pension plan for any individual in any year was limited to $150,000. Benefits based on compensation in excess of this limit are paid under the Company's excess benefit plan, which together with individual agreements may also provide for supplemental benefits in excess of limitations on benefits under the Company's qualified pension plan, as described above, or based on additional credit for service with other employers or other factors.

     Under the pension arrangements described above, the credited years of service through 1995 and the average annual base pay as of December 31, 1995 for the executive officers named in the compensation table above are as follows: Mr. May, 20 and $ 358,277; Mr. Davis, 6 and $304,562; Mr. Ledgett, 9 and $172,405;
Dr. Boulette, 4 and $167,103; Mr. Gustin 15 and $170,393; and Mr. Higgins, 8 and $157,125. The Company has entered into a contract with Mr. Ledgett whereby he will accrue 100% of his retirement plan benefit over a period of 20 instead of 30 years of service.

KEY EXECUTIVE BENEFIT PLAN

     The Key Executive Benefit Plan pays selected officers who have 10 years of participation in the Plan and who retire at age 65, or at age 62 if they have served 20 years with the Company, supplementary retirement income for 15 years equal to 33% of final annual salary. The Company has entered into contracts with Messrs. May and Ledgett whereby they are entitled to a reduced benefit equal to 16.5% of annual salary at termination after five years of service with the Company and participation in the Plan, with an additional 3.3% of annual salary for each additional year of participation, up to the maximum benefit upon termination after ten years of participation in the Plan.

                             STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved the use of the Edison Electric
Industry 100 Index (EEI100 Index), a recognized industry index of approximately
100 electric utility companies. Pursuant to the Commission's regulations, the graph below depicts the investment of $100 at the commencement of the measurement period, with dividends reinvested.

                             [PERFORMANCE GRAPH]

----------------------------------------------------------------------
Index:                   1991      1992      1993      1994      1995
-----                    ----      ----      ----      ----      ----
Boston Edison            $134      $159      $182      $157      $207
S&P 500                  $131      $141      $155      $157      $215
EEI 100 Index            $129      $139      $154      $136      $178
======================================================================
Annual Total Return:     1991      1992      1993      1994      1995
-------------------      ----      ----      ----      ----      ----
Boston Edison            33.8%     18.8%     14.5%    (13.8%)    32.2%
S&P 500                  30.6%      7.6%     10.0%      1.3%     37.6%
EEI 100 Index            28.9%      7.6%     11.1%    (11.6%)    31.0%
----------------------------------------------------------------------

                                  OTHER MATTERS

     VOTING PROCEDURES. Consistent with state law and under the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

     Directors will be elected by a plurality of the votes properly cast at the meeting. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors.

     ADJOURNMENT OF MEETING. If sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The Company will pay the costs of any additional solicitation and of any adjourned session.

     AUDITORS. Representatives of Coopers & Lybrand, the Company's auditors, will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will be available to respond to appropriate questions by the Company's stockholders.

     OTHER BUSINESS. The management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

     STOCKHOLDER PROPOSALS. Any proposal to be presented at the annual meeting of stockholders to be held in May 1997 must be received at the Company's principal executive offices no later than November 28, 1996.

     STOCKHOLDER NOMINATIONS OF DIRECTORS. The Board of Directors will consider nominations of candidates for election as directors from stockholders which are submitted in accordance with the procedures set forth in Section 3.1 of the Company's Bylaws. In general, these procedures require that stockholder nominations must be submitted to the Clerk of the Company in writing not less than 45 days prior to the anniversary of the date of the immediately preceding annual meeting and must contain certain specified information concerning the person to be nominated and the stockholder submitting the nomination and the consent of the nominee to serve as director if so elected.

     THE GREATER PART OF THE STOCK OF THE COMPANY IS WIDELY DISTRIBUTED IN SMALL LOTS. IT IS IMPORTANT, THEREFORE, IN ORDER TO SECURE REPRESENTATION AT THE ANNUAL MEETING OF THE NUMBER OF SHARES NECESSARY TO TAKE ACTION, THAT ALL STOCKHOLDERS WHO CANNOT BE PRESENT IN PERSON, HOWEVER SMALL THEIR HOLDINGS, FILL IN, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY TO BOSTON EQUISERVE, P.O. BOX 1878, BOSTON, MASSACHUSETTS 02105. A STAMPED ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND, PLEASE SO INDICATE ON THE ENCLOSED PROXY CARD.

                                 DETACH HERE

                                                                       BED 2F
                            BOSTON EDISON COMPANY

                   PROXY FOR ANNUAL MEETING ON MAY 8, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X
Y

        The undersigned herby appoints William F. Connell, Gary L. Countryman and Thomas J. May and each of them, Proxies with power of substitution, to act and vote in the name of the undersigned with all the powers that the undersigned would possess is personally present, on all matters which may come before the Annual Meeting of Stockholders of Boston Edison Company to be held on May 8, 1996 and any adjournment thereof.

        The proxies are hereby authorized and instructed upon the matters specified in the Notice of Annual Meeting as set forth on the reverse side hereof. IF NO CHOICE IS INDICATED AS TO PROPOSAL NUMBER ONE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated March 28, 1996 and the related Proxy Statement.



                                                                     -----------
                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                     -----------

                                    [LOGO]

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

This year's Annual Stockholders' Meeting will be held:

        DATE:           WEDNESDAY, MAY 8, 1996

        LOCATION:       SHERATON BOSTON HOTEL & TOWERS
                        PRUDENTIAL CENTER
                        BOSTON, MASSACHUSETTS

        TIME:           11:00 A.M.

To ensure that your shares are voted on your behalf, plelase return your proxy promptly in the enclosed envelope.


      PLEASE MARK
/ X / VOTES AS IN                       DETACH HERE                     BED F
      THIS EXAMPLE.


PLEASE DO NOT MARK ANY BOXES IF VOTING WITH MANAGEMENT.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1.  Election of Directors
NOMINEES:  William F. Connell, Charles K. Gifford,
Thomas J. May, Sherry H. Penney

            FOR                WITHHELD
           /   /                /   /

/   /
      -------------------------------------                        MARK HERE                             MARK HERE
     For all nominees except as noted above                     TO DISCONTINUE       /   /              IF COMMENTS     /   /
                                                                   MULTIPLE                               ON OTHER
                                                                   MAILINGS                                SIDE

                                                                   MARK HERE
                                                                  IF YOU PLAN        /   /
                                                                   TO ATTEND
                                                                  THE MEETING

                                                                   MARK HERE
                                                                  FOR ADDRESS        /   /
                                                                   CHANGE AND
                                                                  NOTE AT LEFT

                                                                Please sign name exactly as it appears hereon.

                                                                When signing as attorney, agent, guardian, executor,
                                                                administrator, trustee or the like, please give your full title as such.

Signature:                       Date:                            Signature:                       Date:
          ---------------------       ------------                          ---------------------       ------------